As filed with the U.S. Securities and Exchange Commission on December 11, 2024

Registration No. 333-269188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Channel Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Nevada	2836	86-3335449
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Channel Therapeutics Corporation

4400 Route 9 South, Suite 1000

Freehold, NJ 07728

(877)-265-8266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis Knuettel II

Chief Executive Officer and
Chief Financial Officer, President, Treasurer and Secretary

4400 Route 9 South, Suite 1000
Freehold, NJ 07728

Tel. No.: 732-514-2636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Aaron M. Schleicher, Esq. Charles E. Chambers Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212) 660-3060

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Channel Therapeutics Corporation is filing this post-effective amendment No. 4 (this “Post-Effective Amendment”) to its Registration Statement on Form S-1 (File No. 333-269188), as amended (the “Registration Statement”), initially filed with the Commission on January 11, 2023, and declared effective by the Commission on February 14, 2024, solely to update Exhibit 5.2 that was previously filed with respect to Post-Effective Amendment No. 3 to the Registration Statement on November 22, 2024.

INCORPORATION BY REFERENCE

The prospectuses contained in the Registration Statement incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 13, 2024;

●	our Current Reports on Forms 8-K filed with the SEC on February 22, 2024, March 13, 2024, March 18, 2024, March 21, 2024, April 9, 2024, July 29, 2024, August 7, 2024, October 24, 2024, November 18, 2024 and November 21, 2024; and

●	our registration statement on Form 8-A filed with the SEC on February 15, 2024, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2 - Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, but not delivered with such prospectus. Requests should be directed to:

Channel Therapeutics Corporation

4400 Route 9 South, Suite 1000

Freehold, NJ 07728

(877) 265-8266

info@chromocell.com

Copies of these filings are also available on our website at www.chromocell.com.

 PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
5.2*	Opinion of Sullivan & Worcester LLP
23.5*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of previously filed registration statement)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Brunswick, State of New Jersey, on December 11, 2024.

CHANNEL THERAPEUTICS CORPORATION

By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer and President, Chief Financial Officer, Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

*	Chief Executive Officer and President, Chief Financial Officer, Treasurer, Secretary and Director	December 11, 2024
Francis Knuettel II

*	Director	December 11, 2024
Ezra Friedberg

*	Director	December 11, 2024
Todd Davis

*	Director	December 11, 2024
Richard Malamut

*	Director	December 11, 2024
Chia-Lin Simmons

* By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Attorney-in-fact